                                  FORM S-8/S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         The Providence Journal Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Delaware                                05-0481966
     -------------------------------                 ------------------
     (State or other jurisdiction of                  I.R.S. Employer
      incorporation or organization)                 Identification No.


      75 Fountain Street, Providence, RI                  02902
    ----------------------------------------            ---------
    (Address of Principal Executive Offices)            (Zip Code)




                         The Providence Journal Company
                         ------------------------------
                       1994 Employee Stock Option Plan and
                       -----------------------------------
                  1994 Non-Employee Director Stock Option Plan
                  --------------------------------------------
                            (Full title of the plans)


                              John L. Hammond, Esq.
         Vice President-General Counsel and Chief Administrative Officer
               The Providence Journal Company, 75 Fountain Street,
                              Providence, RI 02902
         ---------------------------------------------------------------
                     (Name and address of agent for service)


                                 (401) 277-7031
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                 with a copy to:


                   Laura N. Wilkinson, Esq., Edwards & Angell
                 2700 Hospital Trust Tower, Providence, RI 02903


                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                                       Proposed     Proposed
Title of                               maximum      maximum
securities                             offering     aggregate      Amount of
to be          Amount to be            price per    offering       registration
registered     registered              share        price (1)(2)   fee (1)
- --------------------------------------------------------------------------------

Class A
Common Stock,  3,838,500 shares (2)(3)  (1)        $24,255,992    $8,815
$1.00 par
value (3)

- -------------------------------------------------------------------------------

     (1) $4,312 of the registration fee paid herewith relates to 1,971,000 new shares of Class A Common Stock being registered hereunder. The remaining number of shares of Class A Common Stock included in this registration statement (1,867,500 shares at a proposed maximum aggregate offering price of $11,751,092) relate to Registration Statement No. 33-63883 (see below) for which a registration fee of $4,053 was paid at time of filing.

     (2) Computed pursuant to Rule 457(h)(1), based upon the book value of the new Class A Common Stock registered hereunder underlying options not granted (1,971,000 shares of Class A Common Stock times $6.34, the book value of the Class A Common Stock as of the latest practicable date).


     (3) On June 18, 1996, the Company effected a 450-for-1 stock split on all of its outstanding shares of Class A Common Stock and all shares of Class A Common Stock previously registered under Registration Statement No. 33-63883 (the "Stock Split"). All amounts referenced herein give effect to the Stock Split. The Class A Common Stock registered hereunder includes the associated Class A Rights.


                        --------------------------------
     Pursuant to Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, this Registration Statement also relates to 1,867,500 shares of Class A Common Stock (after giving effect to the Stock Split) previously registered under Registration Statement No. 33-63883, and this constitutes Post-Effective Amendment No. 1 to such Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated in this Registration Statement by reference:

          1. The Corporation's Prospectus dated June 24, 1996 filed with the Commission on June 25, 1996 under Rule 424(b) of the Securities Exchange Act of 1934, as amended.

          2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended by a Form 10-Q/A dated June 11, 1996.

          3. The Corporation's Current Report on Form 8-K dated May 8, 1996.

          4. The description of the Class A Common Stock contained in the Corporation's Registration Statement on Form 8-A dated September 29, 1995 and any amendment or report filed for the purpose of updating such description.

          5. The description of the Class A Rights contained in the Corporation's Registration Statement on Form 8-A dated May 8, 1996 and any amendment or report filed for the purpose of updating such description.

     Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable

Item 5. Interests of Named Experts and Counsel.

      The validity of the Common Stock offered hereby has been passed upon for the Registrant by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. Partners and of counsel attorneys of Edwards & Angell own 49,950 shares of the Registrant. Benjamin P. Harris, III, a Director of the Registrant, is a senior partner of Edwards & Angell and beneficially owns 21,150 and 21,600 shares of the Class A Common Stock and the Class B Common Stock, respectively.

Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law ("DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a Director, officer, employee or agent of Registrant may and, in certain cases, must be indemnified by Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the Director, officer, employee or agent is liable to Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Article VIII of the Registrant's By-Laws in effect provides that Registrant shall indemnify each person who is or was an officer or Director of Registrant to the fullest extent permitted by Section 145 of the DGCL.

     Section 10 of the Registrant's Certificate of Incorporation provides that no Director of Registrant shall be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director, except (i) for any breach of the duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or knowing violations of law, (iii) for any transaction from which the Director derived an improper personal benefit and (iv) for liability under Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases.

Item 7. Exemption From Registration Claimed

    Not applicable

Item 8. Exhibits.

     4 - Restated Articles of Incorporation, as amended, and By-laws of the Registrant (incorporated by reference to Exhibits 3.1 and 3.2 of the Registrant's Amendment No. 1 to Registration Statement on Form S-1 dated May 31, 1996)

     5 -    Opinion of Edwards & Angell re: legality

     23(a)- Consent of KPMG Peat Marwick LLP

     23(b)- Independent Auditors' Consent - Deloitte & Touche LLP

     23(c)- Consent of Edwards & Angell (included in Exhibit 5)

     24- Powers of Attorney (included on signature pages to this Registration Statement)

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES AND AMENDMENTS

     Each person whose signature appears below hereby constitutes and appoints the Chairman of the Board and Chief Executive Officer, the Vice President-General Counsel & Chief Administrative Officer and the Vice President-Finance and Chief Financial Officer of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, State of Rhode Island, on June 25, 1996.



                                        THE PROVIDENCE JOURNAL COMPANY


                                        By: /s/ Stephen Hamblett
                                            ---------------------------------
                                            Stephen Hamblett
                                            Chairman of the Board
                                            and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1996.


   Signatures                                       Title
   ----------                                       -----


/s/ Stephen Hamblett                                Director; Chairman of
- --------------------                                the Board and Chief
Stephen Hamblett                                    Executive Officer
                                                    (principal executive
                                                    officer)

                       (Signatures continued on next page)

/s/ Thomas N. Matlack
___________________________     Vice President-Finance and Chief
Thomas N. Matlack               Financial Officer (principal accounting
                                and financial officer)


/s/ F. Remington Ballou
___________________________     Director
F. Remington Ballou

/s/ Henry P. Becton, Jr.
___________________________     Director
Henry P. Becton, Jr.

/s/ Fanchon M. Burnham
___________________________     Director
Fanchon M. Burnham

/s/ Kay K. Clarke
___________________________     Director
Kay K. Clarke

/s/ Peter B. Freeman
___________________________     Director
Peter B. Freeman

/s/ Benjamin P. Harris, III
___________________________     Director
Benjamin P. Harris, III

/s/ Paul A. Maeder
___________________________     Director
Paul A. Maeder


___________________________     Director
Trygve E. Myhren

/s/ John W. Rosenblum
___________________________     Director
John W. Rosenblum

                       (Signatures continued on next page)

/s/ W. Nicholas Thorndike
_________________________     Director
W. Nicholas Thorndike


/s/ John W.Wall
_________________________     Director
John W. Wall


/s/ Patrick R. Wilmerding
_________________________     Director
Patrick R. Wilmerding